EXHIBIT 10.12


                          BLACK WARRIOR WIRELINE CORP.
                                P.O. Drawer 9188
                           Columbus, Mississippi 39705
                                 (601) 329-1047
                               Fax: (601) 329-1089





                                                     September 20, 1996





Pangaea Investment Consultants, Ltd.
48 Par-la-ville Road - Suite 213
Hamilton, HM 11, Bermuda

                  Re: BLACK WARRIOR WIRELINE CORP. (THE "COMPANY") REORGANIZATION AGREEMENT DATED NOVEMBER 22, 1995 (THE "REORGANIZATION AGREEMENT")

Dear Sirs:

         1. Reference is made to the above Reorganization Agreement. You herewith confirm that, as of the date hereof, you hold $-0- principal amount of the Company's indebtedness (the "Indebtedness") owing to you. As provided in
Section 4 of the Reorganization Agreement, concurrently with executing this letter agreement in the space provided below, you transfer and assign to the Company such Indebtedness in exchange for -0- shares (one (1) share for each $2 of Indebtedness exchanged) of the Company's duly issued, fully paid and non-assessable shares of Common Stock. Such shares are issued to you in reliance upon the exemption from registration contained in Section 3(a)(9) of the Securities Act of 1933 (the "Act"), as amended, and on the basis that it is understood that such Indebtedness has been held by you since 1991, it is understood and agreed that such shares may be immediately resold by you pursuant to an exemption from the Act.



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September 20, 1996
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          You further represent and warrant to the Company as follows:

          (i)  the  Indebtedness   exchanged   pursuant  to  the  Reorganization
          Agreement   and  this  letter   agreement   constitutes   all  of  the
          Indebtedness of the Company held by you;

          (ii) you, by your signature hereto, release, discharge and forgive the Company from any claim for the payment of interest and penalties on the Indebtedness accruing to the date hereof;

          (iii) you release and discharge the Company from any and all claims, liabilities, and all other obligations whatsoever, contingent or otherwise, accruing to or held by you at any time up to and including the date hereof, except for the obligations of the Company expressly set forth herein; and

          (iv) with the delivery of shares of stock to you pursuant hereto, all of the Company's obligations to you pursuant to Section 4 of the Reorganization Agreement shall have been fulfilled to your satisfaction.


         2. Reference is further made to Section 5 of the above Reorganization Agreement. This letter is to confirm the understanding and agreement between you and the Company that Section 5 of the Reorganization Agreement is herewith amended to provide that in lieu of the issuance of the Class A Warrants described therein, you shall receive one (1) share of the Company's Common Stock, par value $.0005 per share, for each three (3) Class A Warrants you are entitled to receive pursuant to Section 5 or an aggregate of 13,125 shares of Common Stock. The issuance of shares of the Company's Common Stock to you in accordance with the foregoing and the issuance of the Class B Warrants in accordance with Section 5 of the Reorganization Agreement shall fulfill all of the Company's obligations to you under Section 5. Only whole shares of Common Stock shall be issued. It is understood that such shares are "restricted securities" under the Act and are "Securities" as defined in Section 7 of the Reorganization Agreement and all of the

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September 20, 1996
Page 3




representations,  warranties,  covenants and  agreements  you made  contained in
Section 7 shall be applicable to such shares as if such shares were Securities.


         3. Reference is made to the Conditions set forth in Section 9 of the Reorganization Agreement. It is understood and agreed that such Conditions are amended as follows:

          (a) As to Section 9.2: It is understood that Messrs Cahn, Hoffman, Silverman and B. and E. Deeds have not executed the Reorganization Agreement. Section 9.2 is amended to provide as follows:

                "Messrs. Cahn, Hoffman, Silverman and B. and E. Deeds shall exchange all of their 14% Debentures for shares of Common Stock on such terms as are mutually agreed between such persons and the Company and forgive all claims for the payment of interest and penalties on such indebtedness, and Messrs. Cahn, Hoffman and Silverman shall (i) dismiss the Lawsuit (as defined in the Reorganization Agreement) with prejudice, and (ii) assign to the Company and the Company shall acquire from Messrs. Cahn, Hoffman and Silverman all claims related to the issuance of the 14% Debentures held by Messrs. Cahn, Hoffman, Silverman, including, but not limited to, the claims held by Messrs. Cahn, Hoffman and Silverman against MidTex Corp., Fred Miller and Adolf Weismann."

          (b) As to Section 9.3: Messrs. Thornton, James and Mr. and Mrs. Neel may amend the terms of the supplemental agreements between them and the Company to contain such terms as are mutually acceptable.

          (c) As to Section 9.4: Such private offering may be made for such number of shares as the Company may determine at $1.25 per share with the net proceeds to be used for such purposes as the Company may determine.




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Pangaea Investment Consultants, Ltd.
September 20, 1996
Page 4



         If you are in agreement with the foregoing, please sign and return this letter whereupon it shall be an agreement between us.


                                           Very truly yours,

                                           Black Warrior Wireline Corp.


                                           By: /s/ William L. Jenkins
                                               ---------------------------------
                                               William L. Jenkins, President




Agreed and accepted:

Pangaea Investment Consultants, Ltd.




By:  /s/ J.A. McNiff, Sr.
     ---------------------------------
     J.A. McNiff, Sr., President & CEO